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                                                                     Exhibit 2.4

          THIS AGREEMENT (this "Agreement"), dated as of November 18, 2000, is by and among Radian Group Inc., a Delaware corporation (the "Acquiror"), and Allan R. Tessier ("Shareholder").

          WHEREAS, concurrently herewith, Enhance Financial Services Group Inc., a New York corporation (the "Company"), the Acquiror and a wholly-owned subsidiary of the Acquiror are entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement;" capitalized terms used without definition herein have the meanings ascribed thereto in the Merger Agreement);

          WHEREAS, Shareholder is the beneficial owner of the number of shares of Company Common Stock set forth under his name following his signature hereto (the "Subject Shares");

          WHEREAS, approval of the Merger Agreement by the shareholders of the Company is a condition to the consummation of the Merger; and

          WHEREAS, as a condition to its entering into the Merger Agreement, the Acquiror has required that Shareholder agree, and Shareholder has agreed, to enter into this Agreement;

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

          Section 1. Agreement to Vote. (a) Shareholder hereby agrees to attend the meeting of stockholders of the Company to be called and held for the purpose of obtaining the approval of the Stockholders of the Company of the Merger Agreement and the Merger ( the "Company Meeting"), in person or by proxy, and to vote (or cause to be voted) all Subject Shares, and any other voting securities of the Company that Shareholder owns or has the right to vote (whether such ownership or right exists as of the date hereof or is obtained thereafter), (i) for approval and adoption of the Merger Agreement and the Merger and (ii) against any proposals relating to an acquisition of control of the Company by, or any other business combination of the Company or any of its subsidiaries with, any person or entity other than the Acquiror or its affiliates. Such agreement to vote shall apply also to any adjournment or adjournments of the Company Meeting, and to any other meeting of shareholders or action by written consent at which any item of business referred to in the preceding sentence is presented for approval.

          (b) Shareholder hereby agrees that at all times prior to and including the date of the Company Meeting, Shareholder shall continue to own and have the right to vote the number and kind of Subject Shares identified beneath his signature hereto.

          (c) To the extent inconsistent with the foregoing provisions of this
Section 1, Shareholder hereby revokes any and all previous proxies with respect to Shareholder's Subject Shares or any other voting securities of the Company.

          Section 2. No Solicitation. Shareholder shall not, directly or indirectly, solicit or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to




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lead to, any Acquisition Proposal with respect to the Company or any insurance subsidiary of the Company, Shareholder shall promptly (and in any event, within 24 hours of becoming aware of an inquiry or proposal) advise the Acquiror orally and in writing of any such inquiries or proposals of which Shareholder becomes aware. Notwithstanding the foregoing, no action by a Shareholder who is a director or officer of the Company at the time of such action, to the extent taken in such capacity and in compliance with Section 4.8 of the Merger Agreement, shall be deemed to violate this Section 2.

     Section 3. Securities Act Covenants and Representations. Shareholder hereby agrees and represents to the Acquiror as follows:

     (a) Shareholder has been advised that the offering, sale and delivery of Parent Common Stock pursuant to the Merger will be registered under the Securities Act on the Registration Statement. Shareholder has also been advised, however, that to the extent Shareholder is considered an "affiliate" of the Company at the time the Merger Agreement is submitted to a vote of the shareholders of the Company, any public offering or sale by Shareholder of any Parent Common Stock received by Shareholder in the Merger will, under current law, require either (i) the further registration under the Securities Act of any shares of Parent Common Stock to be sold by Shareholder, (ii) compliance with Rule 145 promulgated by the SEC under the Securities Act or (iii) the availability of another exemption from such registration under the Securities Act. Shareholder hereby acknowledges and agrees that the Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by Shareholder or on Shareholder's behalf under the Securities Act, or to take any other action necessary in order to make compliance with an exemption from such registration available.

     (b) Shareholder has read this Agreement and the Merger Agreement and has discussed their requirements and other applicable limitations upon Shareholder's ability to sell, transfer or otherwise dispose of Parent Common Stock, to the extent Shareholder believed necessary, with Shareholder's counsel or counsel for the Company.

     (c) Shareholder also understands that stop transfer instructions will be given to Acquiror's transfer agent with respect to Parent Common Stock and that a legend will be placed on the certificates for the Parent Common Stock issued to Shareholder, or any substitutions therefor, to the extent Shareholder is considered an "affiliate" of the Company at the time the Merger Agreement is submitted to a vote of the shareholders of the Company.

     Section 4. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would impair the ability of any party to effectuate, carry out or comply with all the terms of this Agreement. If requested by the Acquiror, Shareholder agrees to execute a letter to the Acquiror representing that Shareholder has complied with Shareholder's obligations hereunder as of the date of such letter.

     Section 5. Representations and Warranties of the Shareholder. Shareholder represents and warrants to the Acquiror that: this Agreement (i) has been duly authorized, executed and delivered by Shareholder and (ii) constitutes the valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms, except as may be


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limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles; Shareholder is the record and beneficial owner of the Subject Shares set forth beneath his signature hereto, with sole voting and dispositive power over such Subject Shares; the Subject Shares listed beneath his signature hereto are the only voting securities of the Company owned (beneficially or of record) by Shareholder; and neither the execution or delivery of this Agreement nor the consummation by Shareholder of the transactions contemplated hereby will violate any provisions of any law, rule or regulation applicable to Shareholder or any contract or agreement to which Shareholder is a party, other than such violations of contracts or agreements as would not prevent or delay the performance by Shareholder of his or her obligations hereunder or impose any liability or obligation on the Company or the Acquiror.

     Section 6. Effectiveness and Termination. It is a condition precedent to the effectiveness of this Agreement that the Merger Agreement shall have been executed and delivered by each of the parties thereto and be in full force and effect. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its or his obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

     Section 7. Miscellaneous.

     (a) Notices, Etc. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

     If to Shareholder, at the address of Shareholder as set forth on the shareholder list maintained by or on behalf of the Company:

     If to the Acquiror:

          Radian Group Inc.
          1601 Market Street
          Philadelphia, PA 19103

          Attn: Howard S. Yaruss
          Telecopy: (216) 405-9160

     With a copy to:

          Wachtell, Lipton, Rosen & Katz
          51 West 52nd Street
          New York, New York 10019

          Attn: Trevor S. Norwitz, Esq.
          Telecopy: (212) 403-2000



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or to such other address as such party shall have designated by notice so given to each other party.

     (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the Acquiror and Shareholder.

     (c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise, and in the case of any individual party hereto any trustee, executor, heir, legatee or personal representative succeeding to the ownership of Shareholder's Subject Shares or other securities subject to this Agreement. Notwithstanding any transfer of Subject Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

     (d) Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement.

     (e) Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

     (f) Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

     (g) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.


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     (i) No Third-Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

     (j) No Jury Trial. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

     (k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (l) Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

     (m) Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

     (n) Expenses. Each of the Acquiror and Shareholder shall bear its or his or her own expenses, as the case may be, incurred in connection with this Agreement and the transactions contemplated hereby, except that in the event of a dispute concerning the terms or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable legal fees and disbursements from the other party or parties to such dispute.


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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                         RADIAN GROUP INC.


                                         By: /s/ Frank Filipps
                                             ----------------------------------
                                             Name:
                                             Title:



                                         SHAREHOLDER


                                         /s/ Allan R. Tessler
                                         ----------------------------------
                                         Allan R. Tessler

                                         No. of Subject Shares on the date
                                         hereof: 440,000




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